Exhibit 10.19

HOLMES FINANCING (NO 5) PLC

REPORT AND ACCOUNTS

FOR THE YEAR ENDED 31 DECEMBER 2004

Registered in England and Wales No. 4258785

HOLMES FINANCING (NO 5) PLC
Report of the Directors

The Directors submit their report together with the accounts for the year ended 31 December 2004.

1. Principal activity and review of the year

The principal activity of the Company is to issue asset backed notes and enter into all financial arrangements in that connection. No future changes in activity are envisaged.

2. Results and dividends

The profit for the year on ordinary activities after tax amounted to £nil (2003 - £1,000).

The Directors do not recommend the payment of a dividend (2003 - £nil).

The retained profit of £nil (2003 - £1,000) has been transferred to reserves.

3. Financial Instruments

The Company’s financial instruments, other than derivatives, comprise loans to group undertakings, borrowings, cash and liquid resources, and various items, such as debtors and creditors that arise directly from its operations. The main purpose of these financial instruments is to raise finance for the Company’s operations.

The Company also enters into derivatives transactions (principally cross currency swaps). The purpose of such transactions is to manage the currency risks arising from the Company’s operations and its sources of finance.

It is, and has been throughout the year under review, the Company’s policy that no trading in financial instruments shall be undertaken.

The main risk arising from the Company’s financial instruments is currency risk. The Company has debt securities in issue denominated in US Dollars, Euros and Swiss Francs. The Board reviews and agrees policies for managing this risk. The Company’s policy is to eliminate all exposures arising from movements in exchange rates by the use of cross currency swaps to hedge payments of interest and principal on the securities.

All other assets, liabilities and transactions are denominated in Sterling.

4. Directors and their interests

The Directors who served throughout the year, except as noted, were:

Mr D M Green
Mr M McDermott
SPV Management Limited

At the year-end and the previous year-end, Holmes Holdings Limited and M. McDermott jointly held one share in the Company.

SPV Management Ltd and M. McDermott held one share in the holding company, Holmes Holdings Limited, at the year-end. The other share in Holmes Holdings Limited was held by SPV Management Limited. M. McDermott is also a Director of SPV Management Limited.

None of the other Directors had a beneficial interest in the shares of the Company, or of the holding company, Holmes Holdings Limited and its subsidiaries, at the year-end.

5. Directors' responsibility in respect of the preparation of accounts

The Directors are required by UK company law to prepare financial statements for each financial year that give a true and fair view of the state of affairs of the Company as at the end of the financial year and the profit or loss for that period.

The Directors confirm that suitable accounting policies have been used and applied consistently and that reasonable and prudent judgements and estimates have been made in the preparation of the financial statements for the year ended 31 December 2004. The Directors also confirm that applicable accounting standards have been followed and that the statements have been prepared on the going concern basis.

The Directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for the Company’s system of internal control and for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

6. Going concern

The Directors confirm that they are satisfied that Holmes Financing (No.5) plc has adequate resources to continue in business for the foreseeable future. For this reason, they continue to adopt a going concern basis in preparing the financial statements.

7. Auditors

At the forthcoming Annual General Meeting of the Company it will be proposed that Deloitte & Touche LLP be re-appointed as auditors of the Company.

By Order of the Board

/s/ Karen Carson
For and on behalf of
Abbey National Secretariat Services Limited
Company Secretary

17 June 2005

Registered Office Address:

Abbey National House
2 Triton Square
Regent’s Place
London
NW1 3AN

INDEPENDENT AUDITORS’ REPORT TO THE MEMBERS OF HOLMES FINANCING (NO 5) PLC

We have audited the financial statements of Holmes Financing (No 5) plc for the year ended 31 December 2004 which comprise the profit and loss account, the balance sheet and the related notes 1 to 17. These financial statements have been prepared under the accounting policies set out therein.

Respective responsibilities of Directors and auditors

As described in the statement of Directors’ responsibilities, the Company’s Directors are responsible for the preparation of the financial statements in accordance with applicable United Kingdom law and accounting standards. Our responsibility is to audit the financial statements in accordance with relevant United Kingdom legal and regulatory requirements and auditing standards, and the Listing Rules of the Financial Services Authority.

We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Act 1985. We also report if, in our opinion, the Directors’ report is not consistent with the financial statements, if the Company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding Directors’ remuneration and transactions with the Company is not disclosed.

We read the Directors’ report for the above year and consider the implications for our report if we become aware of any apparent misstatements.

Basis of audit opinion

We conducted our audit in accordance with United Kingdom auditing standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the Directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the Company’s circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion, we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion the financial statements give a true and fair view of the state of the Company’s affairs as at 31 December 2004 and of its result for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

Date: 17 June 2005

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Chartered Accountants and Registered Auditors
London

HOLMES FINANCING (NO 5) PLC

Profit and loss account
For the year ended 31 December 2004

	Note	2004	2003
		£'000	£'000

Interest receivable	2	74,828	69,243

Interest payable	3	(74,828)	(69,242)

Net interest income		–	1

OPERATING PROFIT ON ORDINARY ACTIVITIES
BEFORE TAXATION	4	–	1

Tax on profit on ordinary activities	5	–	–

PROFIT ON ORDINARY ACTIVITIES AFTER
TAXATION AND RETAINED FOR THE YEAR	14	–	1

Profit and loss account brought forward		1	–

Profit and loss account carried forward		1	1

There are no recognised gains or losses in either the current or previous financial years other than the profit for the financial year and therefore no statement of total recognised gains and losses is required.

There is no difference between the profit on ordinary activities before taxation and the retained profit for the year stated above and their historical cost equivalents.

All transactions are derived from continuing operations.

HOLMES FINANCING (NO 5) PLC

Balance sheet
As at 31 December 2004

	Note	2004	2003
		£'000	£'000

FIXED ASSETS
Loans to Group Undertaking	6	1,016,500	1,714,000

CURRENT ASSETS
Debtors	7	11,441	14,663
Cash at bank and in hand	8	6,318	26,024

		17,759	40,687

CREDITORS - amounts falling due within one year	9	17,708	40,636

NET CURRENT ASSETS		51	51

TOTAL ASSETS LESS CURRENT LIABILITIES		1,016,551	1,714,051

CREDITORS - amounts falling due after more than one year	10	1,016,500	1,714,000

NET ASSETS		51	51

CAPITAL AND RESERVES
Called up share capital	13	50	50
Profit and loss account		1	1

EQUITY SHAREHOLDERS' FUNDS	14	51	51

The financial statements on pages 4 to 12 were approved by the Board of Directors on 17 June 2005

Signed on behalf of the Board of Directors

M McDermott
Director

HOLMES FINANCING (NO 5) PLC

Notes to the accounts for the year ended 31 December 2004

1. ACCOUNTING POLICIES

Basis of accounting

The accounts have been prepared under the historical cost convention and in accordance with applicable United Kingdom law and accounting standards. The particular accounting policies adopted are described below:

Presentation of the profit and loss account

Due to the nature of the business the Directors are of the opinion that it is more appropriate to use net interest income rather than turnover in presenting the profit and loss account.

Interest Receivable

Interest receivable is recognised on an accrual basis.

Fixed Assets

Loans to group undertakings held as fixed assets are stated at cost less provision for any impairment.

Derivatives

Transactions are undertaken in derivative financial instruments, “derivatives”, which include cross currency swaps. Derivatives are entered into for the purpose of eliminating risk from potential movements in foreign exchange rates inherent in the Company’s non-trading assets and liabilities. Non-trading assets and liabilities are those intended for use on a continuing basis in the activities of the Company. A derivative is designated as non-trading where there is an offset between the effects of potential movements in market rates of the derivative and the designated asset or liability being hedged. Non-trading derivatives are reviewed regularly for their effectiveness as hedges. Non-trading derivatives are accounted for on an accruals basis, consistent with the asset or liability being hedged. Income and expense on non-trading derivatives are recognised as they accrue over the life of the instruments as an adjustment to interest receivable or payable.

Interest receivable and payable on foreign currency

Interest receivable and payable arising in foreign currencies is translated at the average rates of exchange over the accounting year unless it is hedged in which case the relevant hedge rate is applied. Assets and liabilities denominated in foreign currencies are translated into sterling at the contracted hedge rates.

Debt securities

Debt Securities in Issue are stated at net proceeds.

Cash flow statement

The Company is a wholly owned subsidiary of Holmes Holdings Limited, a company registered in England and Wales. Accordingly, the Company has taken advantage of the exemption in paragraph 5(a) of Financial Reporting Standard 1 (Revised), Cash Flow Statements and not published its own cash flow statement.

HOLMES FINANCING (NO 5) PLC

Notes to the accounts for the year ended 31 December 2004

2. Interest receivable

	2004	2003
	£'000	£'000

Interest receivable from group companies (see note 6)	74,744	69,037
Interest receivable on collateralised cash (see note 8)	84	206

	74,828	69,243

All of the income is derived from one geographical segment.

3. Interest payable

	2004	2003
	£'000	£'000

Interest payable on debt securities (see note 11).	74,744	69,036
Interest payable on collateralised cash	84	206

	74,828	69,242

4. Profit on ordinary activities before taxation

The Company has no employees (2003: none) other than its directors.

No emoluments were paid to the Directors by the Company during the current year (2003: £ nil).

All administrative expenses, including auditors' remuneration, in the current and prior year were paid for, and borne, by Holmes Funding Limited, a fellow subsidiary undertaking. Because of this, no expenses are shown in the Company.

5. Tax on profit on ordinary activities

	2004	2003
	£'000	£'000

UK Corporation Tax for the year at 0%
(2003:0%)	–	–

	–	–

The company qualifies for the starting companies’ rate of corporation tax of nil%.

6. Loans to Group Undertaking

	2004	2003
	£'000	£'000

Repayable:
In more than two but not more than five years	375,000	1,072,500
More than five years	641,500	641,500

	1,016,500	1,714,000

The loans are all denominated in sterling and are at variable rates of interest, based on LIBOR for three- month sterling deposits

7. Debtors

	2004	2003
	£'000	£'000

Called up share capital not paid
- due from parent undertaking	37	37
Accrued interest receivable on loans to group
undertaking	11,404	14,626

	11,441	14,663

8. Cash at Bank and in Hand

The Company holds deposits at banks, which pay interest based on LIBOR.

Swap counterparties are subject to a cash collateralisation agreement whereby dependent on the credit rating of the counterparty an amount may be payable by the counterparty to the Company. This amount is included in cash at bank and in hand, and within creditors: amounts falling due within one year. It is repayable when the swap agreements mature, or if earlier when the credit rating of the counterparty improves.

At 31 December 2004 an amount of £6,303,593 (2003: £16,973,364) was held which related to cash received under cash collateralisation agreements. The amount was held on deposit at Federal Funds with an effective interest rate to match the interest payable to the swap counterparty.

9. Creditors : amounts falling due within one year

	2004	2003
	£'000	£'000

Accrued interest payable	11,404	14,626
Amounts due in respect of collaterialised cash received	6,304	26,010

	17,708	40,636

10. Creditors : amounts falling due after more than one year

	2004	2003
	£'000	£'000

Debts securities in issue (note 11)	1,016,500	1,714,000

11. Debt Securities in Issue

	2004	2003
	£'000	£'000

Series 2 Class A1 Floating Rate Notes 2006	–	527,500
Series 2 Class A2 Fixed/Floating Rate Notes 2006	–	170,000
Series 2 Class B Floating Rate Notes 2040	24,500	24,500
Series 2 Class C Floating Rate Notes 2040	36,500	36,500
Series 3 Class A1 Fixed/Floating Rate Notes 2008	375,000	375,000
Series 3 Class A2 Floating Rate Notes 2040	500,000	500,000
Series 3 Class B Floating Rate Notes 2040	33,000	33,000
Series 3 Class C Floating Rate Notes 2040	47,500	47,500

	1,016,500	1,714,000

The notes are denominated in the following currencies:

UK Sterling – floating	500,000	500,000
US Dollars – floating	61,000	588,500
Swiss Francs – floating	–	170,000
Euro – fixed	375,000	375,000
Euro – floating	80,500	80,500

	1,016,500	1,714,000

Foreign currency notes are converted at the rate of exchange in the applicable hedging currency swap.

All the Class A Notes (irrespective of series) will rank pari passu and rateably without any preference or priority except, until enforcement of the security for the Notes, as to payments of principal in respect of which the Class A1 Notes will rank in priority to the Class A2 Notes and the Class A3 Notes, and the Class A2 Notes will rank in priority to the Class A3 Notes.

Payments in respect of the Class B and C Notes will only be made if, and to the extent that, there are sufficient funds after paying or providing for certain liabilities, including liabilities in respect of the Class A Notes. The Class B Notes rank after the Class A Notes in point of security but before the Class C Notes.

Interest is payable on the notes at variable rates based on the one-month US Dollar LIBOR, three-month Sterling and US Dollar LIBOR and three-month EURIBOR, except for the Series 2 Class A2 notes, on which interest is paid at a fixed rate until October 2006, after which it is paid at variable rates based on the three-month EURIBOR and the Series 3 Class A1 notes, on which interest was paid at a fixed rate until October 2004, after which it was redeemed. The weighted average rate of the fixed rate notes is 4.25% pa.

The Company's obligations to noteholders, and to other secured creditors, are secured under a deed of charge that grants security over all of its assets in favour of the security trustee. The principal assets of the Company are loans made to Holmes Funding Limited, a group company, whose obligations in respect of these loans, are secured under a deed of charge which grants security over all of its assets, primarily comprising shares in a portfolio of residential mortgage loans, in favour of the security trustee. The security trustee holds this security for the benefit of all secured creditors of Holmes Funding Limited, including the Company.

The estimated fair values of the notes, based on the mid-market price on 31 December, are as follows:

	2004	2003
	£'000	£'000

Series 2 Class A1 Floating Rate Notes 2006	–	527,553
Series 2 Class A2 Floating Rate Notes 2006	–	172,431
Series 2 Class B Floating Rate Notes 2040	24,496	24,503
Series 2 Class C Floating Rate Notes 2040	36,494	36,543
Series 3 Class A1 Floating Rate Notes 2008	384,360	395,217
Series 3 Class A2 Floating Rate Notes 2040	502,156	500,550
Series 3 Class B Floating Rate Notes 2040	33,000	32,936
Series 3 Class C Floating Rate Notes 2040	47,500	47,654

	1,028,006	1,737,387

12. Financial Instruments

The Company’s policies as regards derivatives and financial instruments are set out in the Report of the Directors on page 1 and the accounting policies on page 6. The Company does not trade in financial instruments. The following disclosures are made in respect of financial instruments. Short-term debtors and creditors are included in all of the following disclosures.

12(a) Maturity profile of financial liabilities

	Debt securities in issue	Other Liabilities	Total Liabilities
2004	£'000	£'000	£'000

Within one year or less or on demand	–	17,708	17,708
More than two years but not more than	375,000	–	375,000
five years
More than five years	641,500	–	641,500

	1,016,500	17,708	1,034,208

2003

Within one year or less or on demand	–	40,636	40,636
More than two years but not more than	1,072,500	–	1,072,500
five years
More than five years	641,500	–	641,500

	1,714,000	40,636	1,754,636

There are no material undrawn committed borrowing facilities.

12(b) Interest rate profile of financial assets and liabilities

After taking into account the cross currency swaps entered into by the Company, the interest rate profile of the Company’s financial assets and liabilities was:

				Weighted
				average
			Non-	years
		Floating	interest	until
	Total	rate	bearing	maturity*
	£'000	£'000	£'000	Years

2004
Assets:
Sterling	1,034,259	1,022,818	11,441	0.1

Liabilities:
Sterling	1,034,208	1,022,804	11,404	0.1

2003

Assets:
Sterling	1,754,687	1,740,024	14,663	0.1

Liabilities:
Sterling	1,754,636	1,740,010	14,626	0.1

* for non-interest bearing assets/liabilities only.

Benchmark rates for determining interest payments for the floating rate assets and liabilities are given in the note to the accounts relevant to the financial instrument type.

12 (c) Fair values of financial assets and liabilities

The fair value of debt securities in issue is disclosed in note 11 to the accounts.

Fair value disclosures are not provided for loans to group undertakings, as there is no liquid and active market for such instruments.

The estimated fair values of other assets and liabilities on the balance sheet are not materially different from their carrying amounts.

The estimated fair value of the cross currency swaps entered into by the Company as at 31 December 2004 was an asset of £53,156,402 (2003: a liability of 38,740,338).

The cross currency swaps mature between October 2008 and July 2040.

The fair value of the instruments will largely be recognised after the end of the next financial year.

12 (d) Currency profile

Taking into account the effect of derivative instruments, the Company did not have a material financial exposure to foreign exchange gains or losses on monetary assets and monetary liabilities denominated in foreign currencies at 31 December 2004 or 31 December 2003.

13. Share capital

	2004	2003
	£'000	£'000

Authorised:
100,000 Ordinary shares of £1 each	100	100

Allotted and called up:
50,000 Ordinary shares of £1 each	50	50

49,998 Ordinary shares are partly paid to 25 pence. Two subscriber shares are fully paid.

14. Reconciliation of movements in shareholders' funds

	2004	2003
	£'000	£'000

Opening shareholders' funds	51	50
Retained profit for the year	–	1

Closing shareholders' funds	51	51

15. Capital Commitments and Contingent Liabilities

There were no outstanding capital commitments or contingent liabilities at 31 December 2004 and 2003.

16. Related party disclosures

The Company has taken advantage of the exemption covered by paragraph 3 (c) of FRS8 'Related Party Disclosures' not to disclose transactions with entities that are part of the Holmes Group.

The group remunerates SPV Management Limited for administration services provided to Holmes Financing (No. 5) plc. The total amount paid relating to the Company in the period ended 31 December 2004, by the group, was £14,394 (2003: £16,000).

17. Parent Undertaking and Controlling Party

The immediate parent of the Company is Holmes Holdings Limited, a company incorporated in Great Britain and registered in England and Wales, which prepares the only accounts into which the Company is consolidated.

SPV Management Limited, a company incorporated in Great Britain and registered in England and Wales, holds all of the beneficial interest in the issued shares of Holmes Holdings Limited on a discretionary trust for persons employed as nurses in the United Kingdom and for charitable purposes.

The administration, operations, accounting and financial reporting functions of the Company are performed by Abbey National plc, which is incorporated in Great Britain.

Copies of all sets of group accounts, which include the results of the Company, are available from Abbey Secretariat, Abbey National House, 2 Triton Square, Regent's Place, London, NW1 3AN.